FIRST AMENDMENT TO FINANCIAL AGENT AGREEMENT


THIS AMENDMENT made effective as of the 1st day of January, 1997 amends that certain Financial Agent Agreement dated December 11, 1996 by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

     WHEREAS, due to a scrivener's error, the Phoenix Convertible Fund Series was incorrectly classified as an "Equity" series rather than a "Balanced" series for purposes of applying the minimum fee; and

     WHEREAS, the parties wish to correct this error and correctly classify the Phoenix Convertible Fund Series as a "Balanced" series:

     NOW, THEREFORE, in consideration of the foregoing premises, Schedule A to the Agreement is hereby replaced with "Revised Schedule A" attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 25th day of February, 1997.

                                    PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                                    PHOENIX INCOME AND GROWTH FUND
                                    PHOENIX MULTI-PORTFOLIO FUND
                                    PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                                    PHOENIX SERIES FUND
                                    PHOENIX STRATEGIC ALLOCATION FUND, INC.
                                    PHOENIX STRATEGIC EQUITY SERIES FUND
                                    PHOENIX WORLDWIDE OPPORTUNITIES FUND


                                    By: /s/ Philip R. McLoughlin
                                        --------------------------------------
                                        Philip R. McLoughlin
                                        President (as to all)

                                    PHOENIX EQUITY PLANNING CORPORATION


                                    By: /s/ David R. Pepin
                                        --------------------------------------
                                        David R. Pepin
                                        Executive Vice President

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                               REVISED SCHEDULE A

                                  FEE SCHEDULE

                 FEE INFORMATION FOR SERVICES AS FINANCIAL AGENT

     Annual Financial Agent Fees shall be based on the following formula:

     (1) An incremental schedule applies as follows:

  Up to $100 million:              5 basis points on average daily net assets
  $100 million to $300 million:    4 basis points on average daily net assets
  $300 million thru $500 million:  3 basis points on average daily net assets
  Greater than $500 million:       1.5 basis points on average daily net assets

     A minimum fee will apply as follows:

                  Money Market              $35,000
                  Equity                    $50,000
                  Balanced                  $60,000
                  Fixed Income              $70,000
                  International             $70,000
                  REIT                      $70,000

     (2) An additional charge of $12,000 applies for each additional class of shares above one, over and above the minimum asset-based fee previously noted.

     The following tables indicates the classification and effective date for each of the applicable fund/series/portfolio:

         Classification         Series Name
         --------------         -----------

         Money Market           Phoenix Money Market Fund Series

         Equity Phoenix Aggressive Growth Fund Series Phoenix Endowment Equity Portfolio Phoenix Equity Opportunities Fund
                                Phoenix Growth Fund Series
                                Phoenix Micro Cap Fund
                                Phoenix Mid Cap Portfolio
                                Phoenix Small Cap Fund
                                Phoenix Strategic Theme Fund


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         Classification         Series Name
         --------------         -----------

         Balanced               Phoenix Balanced Fund Series
                                Phoenix Convertible Fund Series
                                Phoenix Income and Growth Fund
                                Phoenix Strategic Allocation Fund, Inc.

         Fixed Income           Phoenix California Tax Exempt Bonds, Inc.
                                Phoenix Diversified Income Portfolio
                                Phoenix Emerging Markets Bond Portfolio
                                Phoenix High Yield Fund Series
                                Phoenix Multi-Sector Fixed Income Fund, Inc.
                                Phoenix Multi-Sector Short Term Bond Fund
                                Phoenix Tax-Exempt Bond Portfolio
                                Phoenix U.S. Government Securities Fund Series

         International          Phoenix International Portfolio
                                Phoenix Worldwide Opportunities Fund

         REIT                   Phoenix Real Estate Securities Portfolio